UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011 (May 18, 2011)

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BANCORP RHODE ISLAND, INC.
(Exact name of registrant as specified in its charter)

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Rhode Island
(State or other jurisdiction of incorporation)

                      333-33182                                                                         05-0509802
                      (Commission File Number)                                            (IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 18, 2011, Bancorp Rhode Island, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) in Providence, Rhode Island.  Of the 4,688,242 shares of the Company’s common stock outstanding as of the record date, 4,492,619 shares were present or represented by proxy at the Meeting.  At the Meeting, the shareholders voted to (i) elect four Class III directors to serve until 2014, (ii) approve adoption of the Company’s Amended and Restated Non-Employee Directors Stock Plan, (iii) approve adoption of the Company’s 2011 Omnibus Equity Incentive Plan; (iv) approve an advisory (non-binding) proposal on the Company’s executive compensation, (v) approve an advisory (non-binding) proposal on the frequency of submission of the vote regarding the Company’s executive compensation and (vi) ratify the appointment of KPMG LLP as independent auditors for the Company.  The voting results from the Meeting were as follows:

	For	Against	Broker Non-Vote
PROPOSAL 1—To elect four Class III Directors with terms expiring in 2014

Malcolm G. Chace	3,099,625	894,386	498,608
Ernest J. Chornyei	3,826,892	167,119	498,608
Edward J. Mack	3,918,984	75,027	498,608
Merrill W. Sherman	3,837,892	156,119	498,608

	For	Against	Abstain	Broker Non-Vote
PROPOSAL 2— To consider and approve adoption of the Company’s Amended and Restated Non-Employee Directors Stock Plan	2,989,542	1,002,028	2,441	498,608

	For	Against	Abstain	Broker Non-Vote
PROPOSAL 3— To consider and approve adoption of the Company’s 2011 Omnibus Equity Incentive Plan	3,517,481	473,830	2,700	498,608

	For	Against	Abstain	Broker Non-Vote
PROPOSAL 4— To consider and approve an advisory (non-binding) proposal on the Company’s executive compensation	3,055,270	854,239	84,502	498,608

	Three Years	Two Years	One Year	Abstain	Broker Non-Vote
PROPOSAL 5— To consider and approve an advisory (non-binding) proposal on the frequency of submission of the vote regarding the Company’s executive compensation	2,130,141	288,339	1,573,503	2,028	498,608

	For	Against	Abstain
PROPOSAL 6— To ratify the appointment of KPMG LLP as independent auditors for the Company	4,277,544	205,487	9,588

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibit

Exhibit no.                      Exhibit

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

Date May 19, 2011	By:	/s/ Linda H. Simmons
Linda H. Simmons
Chief Financial Officer